Exhibit 3.249

FORM NO. 6 Registration No. 56246 BERMUDA CERTIFICATE OF INCORPORATION I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 19th day of January 2021 Valaris Holdco 1 Limited was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 19th day of January 2021 Maria Boodram for Registrar of Companies